Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER 2017

MADISON, N.J. (May 4, 2017) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2017, including the following highlights:

•
Revenue was $1.20 billion, an increase of 6% as compared with the first quarter in 2016, driven by transaction volume increases at the Company-owned brokerage segment (NRT) and Realogy Franchise Group (RFG).

•	The Company's combined homesale transaction volume increased 9% compared with the first quarter of 2016, consisting of a 10% volume gain at RFG and a 7% volume gain at NRT.

•	Net loss was $28 million compared with net loss of $42 million in the first quarter of 2016. Basic loss per share was $0.20 compared with basic loss per share of $0.29 in the first quarter of 2016.

•
Adjusted net loss was $23 million compared with adjusted net loss of $17 million in the first quarter of 2016. Adjusted net loss per share was $0.16 compared with adjusted net loss per share of $0.12 in first quarter of 2016. (See Table 1a).[1]

•	Operating EBITDA was $61 million, compared with $65 million in the first quarter of 2016. (See Table 6).[2]

•	The Company returned $73 million of capital to shareholders through repurchases and dividends.
“The housing market proved stronger than we expected in the first quarter, and we saw early signs of stabilization in our high end markets," said Richard A. Smith, Realogy’s chairman, chief executive officer and president. "We also made good progress on our recruiting initiatives intended to increase the number of productive sales agents at NRT and retain a higher percentage of our top-quartile agents. While these actions will result in near-term moderate pressure on margins, we anticipate that over the medium term they will be additive to revenue and earnings at NRT as well as other Realogy business units that benefit from NRT's transaction volume. Overall, we are encouraged by the progress we are making as we execute on our strategic growth initiatives."
In the first quarter of 2017, RFG and NRT achieved a combined homesale transaction volume (transaction sides multiplied by average sale price) of approximately $96 billion, an increase of 9% compared with the first quarter of 2016, which exceeded the Company's guidance range based on stronger than expected results in March. RFG reported a homesale transaction sides increase of 3% and an average homesale price increase of 6%. NRT reported a homesale transaction sides increase of 4% and an average homesale price increase of 3%.
In the title and settlement services sector, TRG was involved in the closing of approximately 40,000 transactions in the first quarter of 2017, reflecting a 7% increase in purchase units and a 12% decrease in refinance units compared with the first quarter of 2016.
In the relocation segment, Cartus generated over 15,000 referrals to agents that closed in the first quarter and initiated over 36,000 moves. Over the last 12 months, approximately 86,000 closed transaction sides resulted from Cartus referrals, primarily involving Realogy's network of affiliated agents.
Capital Allocation
The Company returned $73 million of capital to shareholders through repurchases and dividends in Q1 2017. During the first quarter of 2017, Realogy repurchased approximately 2.2 million shares of common stock in the open market at a weighted average market price of $27.82 per share for a total of $60 million and returned an

Realogy Reports Financial Results for First Quarter 2017                            2

additional $13 million through a quarterly cash dividend paid to stockholders. The Company had approximately 138.7 million shares of common stock outstanding as of March 31, 2017.
“We remain on track to continue to generate significant free cash flow in 2017," said Anthony E. Hull, Realogy's executive vice president, chief financial officer and treasurer. "Since the inception of the Company's share repurchase program in February 2016, Realogy has used a substantial portion of free cash flow to repurchase a total of 10 million of our outstanding shares. We will continue to strategically deploy capital to enhance shareholder value."
Balance Sheet
The Company ended the quarter with cash and cash equivalents of $205 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.5 billion at March 31, 2017. The Company's net debt leverage3 was 4.0 times at March 31, 2017.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, May 4, at 8:30 a.m. (EST), Realogy will hold a conference call via webcast to review its first quarter 2017 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 14,200 offices with approximately 274,500 independent sales agents conducting business in 113 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services. Realogy also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, Title Resource Group (TRG), a leading provider of title, settlement and underwriting services, and ZapLabs LLC, its innovation and technology development subsidiary.  Realogy is headquartered in Madison, New Jersey.

Footnotes:
1 Adjusted net loss is adjusted for non-cash mark-to-market expense on interest rate swaps, restructuring charges and loss on the early extinguishment of debt.
2 Operating EBITDA is defined as EBITDA before restructuring costs, loss on the early extinguishment of debt and former parent legacy items.
3 Net corporate debt divided by EBITDA calculated on a pro forma basis, as defined under our credit facilities, for the twelve-month period ended March 31, 2017.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are

Realogy Reports Financial Results for First Quarter 2017                            3

generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or refinance or repay existing indebtedness, or return capital to stockholders; the Company's inability to realize the benefits from acquisitions or the new mortgage origination joint venture that the Company has agreed to form with Guaranteed Rate, Inc.; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, and wage and hour regulations; inability to achieve sales agent recruiting and retention goals; the Company's inability to sustain improvements in its operating efficiency and to achieve anticipated cost savings from its business optimization initiatives; any adverse resolution of litigation, governmental or regulatory proceedings or arbitration awards; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2017, and our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5, 6, and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

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Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Gross commission income	$881	$826
Service revenue	194	190
Franchise fees	75	69
Other	53	49
Net revenues	1,203	1,134
Expenses
Commission and other agent-related costs	605	558
Operating	376	367
Marketing	62	58
General and administrative	96	86
Former parent legacy costs, net	—	1
Restructuring costs	5	9
Depreciation and amortization	50	48
Interest expense, net	39	73
Loss on the early extinguishment of debt	4	—
Total expenses	1,237	1,200
Loss before income taxes, equity in losses and noncontrolling interests	(34)	(66)
Income tax benefit	(9)	(24)
Equity in losses of unconsolidated entities	3	—
Net loss	(28)	(42)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Realogy Holdings	$(28)	$(42)

Loss per share attributable to Realogy Holdings:
Basic loss per share	$(0.20)	$(0.29)
Diluted loss per share	$(0.20)	$(0.29)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	139.7	146.5
Diluted	139.7	146.5

Cash dividends declared per share (beginning in August 2016)	$0.09	$—

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Table 1a
REALOGY HOLDINGS CORP.
Adjusted Net Loss and Adjusted Loss Per Share
(In millions, except per share data)
We present Adjusted net loss and Adjusted loss per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net loss is defined by us as net loss before: (a) mark to market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges, which the Company believes will be significant as a result of the business optimization initiatives currently in progress; and (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net loss to Adjusted net loss for the three-month periods ended March 31, 2017, and 2016:

	Three Months Ended March 31,
	2017	2016
Net loss attributable to Realogy Holdings	$(28)	$(42)
Addback:
Mark-to-market interest rate swap adjustments	(1)	31
Former parent legacy costs, net	—	1
Restructuring costs, net	5	9
Loss on the early extinguishment of debt	4	—
Adjustments for tax effect (a)	(3)	(16)
Adjusted net loss	$(23)	$(17)

Loss per share
Basic loss per share:	$(0.20)	$(0.29)
Diluted loss per share:	$(0.20)	$(0.29)

Adjusted loss per share
Adjusted basic loss per share:	$(0.16)	$(0.12)
Adjusted diluted loss per share:	$(0.16)	$(0.12)

Weighted average common and common equivalent shares outstanding:
Basic:	139.7	146.5
Diluted:	139.7	146.5

(a)	Reflects tax effect of adjustments at an assumed tax rate of 40% for the quarters ended March 31, 2017 and 2016.

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Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$205	$274
Trade receivables (net of allowance for doubtful accounts of $12 and $13)	147	152
Relocation receivables	223	244
Other current assets	158	148
Total current assets	733	818
Property and equipment, net	270	267
Goodwill	3,691	3,690
Trademarks	748	748
Franchise agreements, net	1,344	1,361
Other intangibles, net	304	313
Other non-current assets	240	224
Total assets	$7,330	$7,421

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$125	$140
Securitization obligations	172	205
Due to former parent	29	28
Current portion of long-term debt	355	242
Accrued expenses and other current liabilities	400	435
Total current liabilities	1,081	1,050
Long-term debt	3,256	3,265
Deferred income taxes	379	389
Other non-current liabilities	239	248
Total liabilities	4,955	4,952
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 138,733,646 shares outstanding at March 31, 2017 and 140,227,692 shares outstanding at December 31, 2016	1	1
Additional paid-in capital	5,499	5,565
Accumulated deficit	(3,090)	(3,062)
Accumulated other comprehensive loss	(39)	(40)
Total stockholders' equity	2,371	2,464
Noncontrolling interests	4	5
Total equity	2,375	2,469
Total liabilities and equity	$7,330	$7,421

Realogy Reports Financial Results for First Quarter 2017                            7

Table 3a

REALOGY HOLDINGS CORP.
2017 vs. 2016 KEY DRIVERS

	Three Months Ended March 31,
	2017	2016	% Change
RFG (a)
Closed homesale sides	225,250	218,330	3%
Average homesale price	$275,828	$259,044	6%
Average homesale broker commission rate	2.50%	2.51%	(1) bps
Net effective royalty rate	4.44%	4.51%	(7) bps
Royalty per side	$322	$309	4%
NRT
Closed homesale sides	66,570	64,244	4%
Average homesale price	$509,197	$493,125	3%
Average homesale broker commission rate	2.45%	2.46%	(1) bps
Gross commission income per side	$13,261	$12,878	3%
Cartus
Initiations	36,515	37,174	(2%)
Referrals	15,203	16,893	(10%)
TRG
Purchase title and closing units (b)	31,297	29,236	7%
Refinance title and closing units (c)	8,533	9,703	(12%)
Average fee per closing unit	$2,001	$1,848	8%
_______________

(a)	Includes all franchisees except for NRT.

(b)	The amounts presented for the three months ended March 31, 2017 include 1,972 purchase units as a result of acquisitions completed prior to the first quarter of 2017.

(c)	The amounts presented for the three months ended March 31, 2017 include 523 refinance units as a result of the acquisitions completed prior to the first quarter of 2017.

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Table 3b

REALOGY HOLDINGS CORP.
2016 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
RFG (a)
Closed homesale sides	218,330	319,748	323,176	274,090	1,135,344
Average homesale price	$259,044	$273,900	$275,325	$277,037	$272,206
Average homesale broker commission rate	2.51%	2.51%	2.50%	2.49%	2.50%
Net effective royalty rate	4.51%	4.49%	4.50%	4.34%	4.46%
Royalty per side	$309	$319	$322	$313	$317
NRT
Closed homesale sides	64,244	98,314	95,605	77,536	335,699
Average homesale price	$493,125	$485,688	$486,343	$495,242	$489,504
Average homesale broker commission rate	2.46%	2.49%	2.46%	2.44%	2.46%
Gross commission income per side	$12,878	$12,732	$12,681	$12,760	$12,752
Cartus
Initiations	37,174	51,560	40,556	33,773	163,063
Referrals	16,893	26,138	25,495	18,751	87,277
TRG
Purchase title and closing units (b)	29,236	43,914	42,932	36,915	152,997
Refinance title and closing units (c)	9,703	11,227	15,170	14,819	50,919
Average fee per closing unit	$1,848	$1,919	$1,824	$1,907	$1,875
_______________

(a)	Includes all franchisees except for NRT.

(b)	The amounts presented for the year ended December 31, 2016 include 18,930 purchase units as a result of the acquisitions.

(c)	The amounts presented for the year ended December 31, 2016 include 4,469 refinance units as a result of the acquisitions.

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Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2017 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2017
Net revenues (a)
Real Estate Franchise Services	$170
Company Owned Real Estate Brokerage Services	897
Relocation Services	77
Title and Settlement Services	120
Corporate and Other	(61)
Total Company	$1,203

EBITDA (b)
Real Estate Franchise Services	$102
Company Owned Real Estate Brokerage Services	(26)
Relocation Services	1
Title and Settlement Services	2
Corporate and Other	(27)
Total Company	$52
Less:
Depreciation and amortization	50
Interest expense, net	39
Income tax benefit	(9)
Net loss attributable to Realogy Holdings	$(28)
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $61 million for the three months ended March 31, 2017. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2017. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Includes restructuring charges of $5 million in the Company Owned Real Estate Brokerage Services segment and $4 million related to the loss on the early extinguishment of debt for the three months ended March 31, 2017.

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Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2016 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Net revenues (a)
Real Estate Franchise Services	$157	$221	$215	$188	$781
Company Owned Real Estate Brokerage Services	841	1,268	1,231	1,004	4,344
Relocation Services	83	109	116	97	405
Title and Settlement Services	111	149	164	149	573
Corporate and Other	(58)	(85)	(82)	(68)	(293)
Total Company	$1,134	$1,662	$1,644	$1,370	$5,810

EBITDA (b)
Real Estate Franchise Services	$92	$149	$153	$122	$516
Company Owned Real Estate Brokerage Services	(21)	78	74	6	137
Relocation Services	5	29	40	22	96
Title and Settlement Services	—	26	23	13	62
Corporate and Other	(21)	(19)	(20)	(18)	(78)
Total Company	$55	$263	$270	$145	$733
Less:
Depreciation and amortization	48	48	53	53	202
Interest expense, net	73	59	37	5	174
Income tax expense (benefit)	(24)	64	74	30	144
Net income (loss) attributable to Realogy Holdings	$(42)	$92	$106	$57	$213
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $58 million, $85 million, $82 million and $68 million for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $13 million, $12 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes a net cost of $1 million and a net benefit of $3 million of former parent legacy items for the three months ended March 31, 2016 and December 31, 2016, respectively.
Includes $9 million, $12 million, $9 million and $9 million of restructuring charges for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively.
The year ended December 31, 2016 includes a net benefit of $2 million of former parent legacy items and restructuring charges of $39 million.
The amounts broken down by business unit are as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Real Estate Franchise Services	$—	$3	$1	$—	$4
Company Owned Real Estate Brokerage Services	2	7	6	7	22
Relocation Services	2	1	1	—	4
Title and Settlement Services	—	—	1	—	1
Corporate and Other	6	1	—	(1)	6
Total Company	$10	$12	$9	$6	$37

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Table 5
REALOGY HOLDINGS CORP.
2016 EBITDA AND OPERATING EBITDA
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the year ended December 31, 2016:

Year Ended
December 31, 2016
Net income attributable to Realogy Holdings	$213
Income tax expense	144
Income before income taxes	357
Interest expense, net	174
Depreciation and amortization	202
EBITDA	733
EBITDA adjustments:
Restructuring costs	39
Former parent legacy costs (benefit), net	(2)
Operating EBITDA	$770

Realogy Reports Financial Results for First Quarter 2017                            12

Table 6
REALOGY HOLDINGS CORP.
EBITDA AND OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In millions)
Set forth in the table below is a reconciliation of net loss to EBITDA and Operating EBITDA for the three-month periods ended March 31, 2017 and 2016:

	Three Months Ended
	March 31, 2017	March 31, 2016
Net loss attributable to Realogy	$(28)	$(42)
Income tax benefit	(9)	(24)
Loss before income taxes	(37)	(66)
Interest expense, net	39	73
Depreciation and amortization	50	48
EBITDA	52	55
EBITDA adjustments:
Restructuring costs	5	9
Former parent legacy cost, net	—	1
Loss on the early extinguishment of debt	4	—
Operating EBITDA	$61	$65
Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net loss for the three months ended ended March 31, 2017 and 2016:

	Revenues				Operating EBITDA				Operating EBITDA Margin
	2017	2016	Change	% Change	2017	2016	Change	% Change	2017	2016	Change
RFG	$170	$157	$13	8%	$102	$92	$10	11%	60%	59%	1
NRT	897	841	56	7	(21)	(19)	(2)	(11)	(2)	(2)	—
Cartus	77	83	(6)	(7)	1	7	(6)	(86)	1	8	(7)
TRG	120	111	9	8	2	—	2	*	2	—	2
Corporate and Other	(61)	(58)	(3)	*	(23)	(15)	(8)	*
Total Company	$1,203	$1,134	$69	6%	$61	$65	$(4)	(6)%	5%	6%	(1)
Less: Restructuring costs					5	9
Former parent legacy cost, net					—	1
Loss on the early extinguishment of debt					4	—
Depreciation and amortization					50	48
Interest expense, net					39	73
Income tax benefit					(9)	(24)
Net loss attributable to Realogy Holdings					$(28)	$(42)
_______________

*	not meaningful

Realogy Reports Financial Results for First Quarter 2017                            13

Table 7
REALOGY HOLDINGS CORP.
FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In millions)
A reconciliation of net loss attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Three Months Ended
	March 31, 2017	March 31, 2016
Net loss attributable to Realogy Holdings	$(28)	$(42)
Income tax benefit, net of payments	(11)	(26)
Interest expense, net	39	73
Cash interest payments	(24)	(28)
Depreciation and amortization	50	48
Capital expenditures	(28)	(22)
Restructuring costs and former parent legacy items, net of payments	(3)	2
Working capital adjustments	(60)	(82)
Relocation receivables (assets), net of securitization obligations	(11)	(36)
Free Cash Flow	$(72)	$(113)
A reconciliation of net cash used in operating activities to free cash flow is set forth in the following table:

	Three Months Ended
	March 31, 2017	March 31, 2016
Net cash used in operating activities	$(12)	$(64)
Property and equipment additions	(28)	(22)
Net change in securitization	(33)	(27)
Effect of exchange rates on cash and cash equivalents	1	—
Free Cash Flow	$(72)	$(113)

Net cash used in investing activities	$(31)	$(34)
Net cash used in financing activities	$(27)	$(34)

Realogy Reports Financial Results for First Quarter 2017                            14

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark to market interest rate adjustments, former parent legacy items, restructuring charges and loss on the early extinguishment of debt. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted income (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes and is our primary non-GAAP measure.
Operating EBITDA is defined by us as EBITDA before restructuring, early extinguishment of debt and legacy items and is used as a supplementary financial measure. Operating EBITDA calculated for a twelve-month period is presented because the Company believes these items do not directly affect the operating results of the Company and accordingly should be excluded in comparing operating results.
We present EBITDA and Operating EBITDA because we believe they are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Operating EBITDA have limitations as analytical tools, and you should not consider EBITDA and Operating EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

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these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.